UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2024

Sight Sciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40587	80-0625749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4040 Campbell Avenue Suite 100
Menlo Park, California		94025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877 266-1144

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SGHT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On May 30, 2024, five Medicare Administrative Contractors (“MACs”), Palmetto GBA, Celerian Group Company, National Government Services, Noridian Healthcare Solutions, and WPS Insurance Corporation, each individually published proposed local coverage determinations and related draft local coverage articles (collectively, the “Draft LCDs”) regarding Micro-Invasive Glaucoma Surgery (“MIGS”). While each of the Draft LCDs identify certain procedures as medically necessary in patients over the age of 18 for glaucoma management when the applicable coverage limitations are met, the Draft LCDs do not propose to adopt specific coverage criteria for canaloplasty in combination with trabeculotomy ab interno which is a procedural description associated with the Company’s OMNI® Surgical System (“OMNI”) nor goniotomy, which is a procedural description associated with the Company’s SION® Surgical Instrument (“SION”) technology.

If these Draft LCDs become effective in their current form, procedures for canaloplasty in combination with trabeculotomy ab interno and goniotomy procedures would continue to be eligible for Medicare coverage in the states covered by these MACs. The states covered by these five MACs accounted for an aggregate of approximately 62% of the Company’s Surgical Glaucoma revenue in 2023.

The Draft LCDs each propose to adopt non-coverage policies when an aqueous shunt or stent procedure is performed in combination with a surgical MIGS procedure (such as canaloplasty or goniotomy) at the same time of service in the same patient eye.

Each MAC will have a 45-day comment period on the Draft LCDs, wherein stakeholders may provide feedback on the policies via written responses and oral feedback during open meetings held during each comment period. At the conclusion of the comment period, each MAC will review and respond to comments received, and may make changes to the Draft LCDs before it is finalized within 365 days from the original publication date. Once an LCD is finalized, there is a 45-day notice period before the LCD can take effect.

The Company plans to continue to engage with each MAC, the Centers for Medicare and Medicaid Services, and the clinical societies in continued support of procedures performed with OMNI and SION.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K (this “Current Report”), together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements are subject to considerable risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this Current Report that are not statements of historical fact, including statements about the Company’s beliefs and estimates, are forward-looking statements and should be evaluated as such. These forward-looking statements include, but are not limited to, statements regarding, the Draft LCDs, if going effective in their current form, resulting in the continuing eligibility of canaloplasty in combination with trabeculotomy ab interno procedure and the goniotomy procedure for Medicare coverage in the states covered by the issued Draft LCDs; the MAC LCD process, including timelines for comment, review, revision, publication and effectiveness of the current Draft LCDs; and the Company’s plans to engage the MACs, the Centers for Medicare and Medicaid Services and clinical societies and others to maintain coverage eligibility. Such statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “designed,” “seeks,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. The Company bases these forward-looking statements on management’s current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors management believes are appropriate under the circumstances at such time. Although management believes these forward-looking statements are based upon reasonable assumptions at the time they are made, it cannot guarantee their accuracy or completeness. Forward-looking statements are subject to and involve risks, uncertainties and assumptions that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance, or achievements predicted, assumed or implied by such forward-looking statements, including the important factors discussed under the caption “Risk Factors” in the Company’s filings with the U.S. Securities and Exchange Commission, as may be updated from time to time in subsequent filings. These cautionary statements should not be construed by you to be exhaustive and are made only as of the date of this Current Report. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

OMNI® and SION® are registered trademarks of Sight Sciences, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sight Sciences, Inc.

Date:	May 30, 2024	By:	/s/ Alison Bauerlein
Chief Financial Officer